PMR and ASSOCIATES

                    1042 North El Camino Real Suite #B-266
                         Encinitas, California, 92024
                              760-635-8695 Phone
                               760-635-8651 Fax
                           email: PMRandCo@AOL.com

Ken Honeyman, President                                             1-27-98
Lakota Energy, Inc.

Thank you for your interest in PMR and Associates services in the investor relations field. Below please find the details of the proposal. Should you or your legal counsel have any questions please feel free to contact me.

                               PROPOSAL OUTLINE

PMR and Associates will provide full investor relations services for Lakota Energy, Inc. (OTC BB "LAKO") (hereinafter referred to as "PUBLIC COMPANY") Pursuant to the terms and conditions below.

                                 COMPENSATION

A. RETAINER: $5,000 per month based on a month to month contract. B.
OPTIONS: "Public Company" agrees to grant Patrick AL Rost an option to purchase 1,000,000 (one million) free trading shares of common stock for a purchase price of $.14 (fourteen cents). "Public Company" agrees to grant Patrick M. Rost an option to purchase 1,000,000 (one million) free trading shares of common stock for a purchase price of $.16 (sixteen cents). "Public Company" agrees to grant Patrick M. Rost an option to purchase 1,000,000 (one million) free trading shares of common stock for a purchase price of $.18 (eighteen). "Public Company" agrees to grant Patrick M. Rost and option to purchase 400,000 shares of free-trading common stock for a purchase price of $.20 (twenty cents). It is also agreed upon that the options can be exercised in a cashless transaction. These options am to one year from the signing date of this agreement.

SERVICES PROVIDED

A. Assist in the creation of an investor package.

B. Broker/Dealer Relations: Disseminate IR packages and corporate profiles to pre-qualified brokers.

C. Introduction to market makers interested in making a market in the "Public Company" stock.

D. Increase awareness amongst institutional and individual investors.

E. Introduce industry analysts to the company.

F. Assist in the development of an investor relations web site.

G. Assist in the drafting and dissemination of press releases through appropriate wire services.

H. Maintain broadcast fax list and mailing list for new press releases and corporate updates

I. Answer all shareholder inquiries.

J. Organize and attend any conferences or industry forums on behalf of "Public Company".

G. "Public Company" agrees to indemnify and hold harmless Patrick
M. Rost, PMR and Associates for any acts arising out of this transaction.

Thank you for your time and I look forward t oa successful future between our companies.

AGREED Upon By: /s/Patrick M. Rost, Patrick M. Rost, PMR and Associates 2/8/99

AGREED Upon By: /s/Ken Honeyman, President:LAKO" Inc., 2-8-99

March 1, 1999

PMR and Associates
1042 North El Camino Real, Ste. B-26
Encinitas, CA  92024

Dear Mr. Rost:

This letter will serve as an amendment to that certain consulting agreement signed between PMR and Associates and Lakota Energy Inc., dated January 27, 1999.

As agreed upon by signatures below the terms and amounts to the options shall now read:

1,000,000 (1 million shares) of free trading common stock for the purchase price of .10 (ten cents) per share.

1,000,000 (1 million shares) of free trading common stock for the purchase price of .14 (fourteen cents) per share.

1,000,000 (1 million shares) of free trading common stock for the purchase price of .16 (sixteen cents) per share.

888,000 (eight hundred and eighty eight thousand shares) of free trading common stock for the purchase price of .18 (eighteen cents) per share.

This amendment shall supercede all prior documents and agreements for the prices and amounts only and shall not supercede all other terms, conditions and covenants as per the original agreement date January 27, 1999.

/s/Ken Honeyman	                                /s/Patrick M. Rost
Ken Honeyman                                    Patrick M. Rost
President                                       PMR and Associates
Lakota Energy, Inc.

Dated:  3-1-99                                  Dated:  3-1-99